EXHIBIT 99.1

Washington Banking Company Shareholders Approve Merger with Heritage Financial

OAK HARBOR, WA – April 15, 2014 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today announced its shareholders overwhelmingly approved the merger with Heritage Financial Corporation (NASDAQ: HFWA). More than 97% of the shares voting at Washington Banking’s special meeting of shareholders voted in favor of the merger, representing more than 80% of all outstanding shares.

“With the approval of both our shareholders and Heritage’s shareholders, we are on track to complete this business combination of two of Washington’s strongest banking franchises,” said Jack Wagner, President and Chief Executive Officer.

Upon completion of the merger, each outstanding share of Washington Banking common stock, other than dissenting shares, will be converted into the right to receive, promptly following the completion of the merger, 0.89000 of a share of Heritage common stock and $2.75 in cash.

The merger has received the required regulatory approvals and is expected to close on or about May 1, 2014.

About Washington Banking Company

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 32 full-service branches located in six counties in Northwestern Washington.

Forward Looking Statements

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as the proposed merger with Heritage Financial Corporation, future operating results, regional economic trends, dividends and dividend payout ratios, covered loan trends, branch openings, growth in loans and deposits, credit quality and loan losses, net interest margin, benefits from prior FDIC-assisted acquisitions and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin and customer behavior; (3) competition among financial institutions, including without limitation the impact of competitors’ pricing initiatives on loan and deposit products; (4) legislation or regulatory requirements, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; (6) the requisite shareholder and regulatory approvals for the Heritage-Washington Banking merger might not be obtained and other closing conditions may not be satisfied; (7) the costs, effects and outcomes of litigation; (8) changes in financial markets; (9) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (10) expected revenues, cost savings, synergies and other benefits from the Heritage-Washington Banking merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (11) fluctuations in real estate values; (12) the ability to access cost-effective funding; (13) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (14) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in business, changes in market conditions, or other factors. . Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

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Note: Transmitted on GlobeNewswire on April 15, 2014, at 4:01p.m. PT.